Exhibit 10.1

REDEMPTION AGREEMENT

This Redemption Agreement (this “Agreement”) is entered into as of June 3, 2026 (the “Effective Date”), by and between Super League Enterprise, Inc., a Delaware corporation (“SLE” or the “Company”), on the one hand, and Yield Point NY, LLC, a New York limited liability company (“YP” or the “Holder”), on the other hand. SLE and YP are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, YP is the registered holder of 1,153 shares of Series C Convertible Preferred Stock of SLE (the “Series C Preferred Stock”), having an aggregate stated value of one million one hundred fifty-three thousand dollars ($1,153,000.00) (the “Stated Value”);

WHEREAS, SLE and YP previously entered into an Equity Line of Credit arrangement providing for up to twenty million dollars ($20,000,000.00) (the “ELOC”).

WHEREAS, SLE desires to redeem all 1,153 shares of Series C Preferred Stock held by YP, and YP desires to have such shares redeemed, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Parties desire to terminate the ELOC on the Effective Date and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Definitions.

As used in this Agreement, the following terms have the meanings set forth below:

(a)	“Redemption Shares” means all 1,153 shares of Series C Convertible Preferred Stock of SLE held by YP as of the Effective Date.

(b)

“Redemption Price” means an amount equal to eighty percent (80%) of the Stated Value of the Redemption Shares, which the Parties agree equals nine hundred twenty-two thousand four hundred dollars ($922,400.00).

(c)	“Redemption Date” means the date on which the Redemption Price is paid in full to YP in accordance with Section 2 of this Agreement.

2. Redemption of Series C Preferred Stock.

(a)

Redemption. Subject to the terms and conditions of this Agreement, on the Redemption Date, SLE shall redeem all of the Redemption Shares from YP by paying the Redemption Price to YP via wire transfer of immediately available funds to an account designated by YP, which bank account shall be designated on Schedule A. Provided however, at any time until YP receives the Redemption Price, YP may convert any portion of the Redemption Shares. If YP does convert any Redemption Shares, the Redemption Price will be reduced pro rata.

(b)

Delivery of Certificates / Book Entry. Concurrently with the receipt of the Redemption Price, YP shall with respect to the Redemption Shares, cooperate with SLE and its transfer agent to effect the cancellation of such shares on SLE’s books and records.

(c)

Effect of Redemption. Upon receipt of the Redemption Price, the Redemption Shares shall be deemed cancelled, retired, and extinguished. YP shall have no further rights with respect to the Redemption Shares, including any rights to dividends, voting, liquidation preference, or conversion, and SLE shall have no further obligations to YP with respect to the Redemption Shares.

(d)

Tax Matters. Each Party shall be responsible for its own taxes, if any, arising from the transactions contemplated by this Agreement. YP shall provide SLE with a completed IRS Form W-9 prior to the payment of the Redemption Price.

3. Termination of Equity Line of Credit.

(a)

Termination. After the Redemption Price is paid in full, the ELOC and all agreements, instruments, and documents entered into in connection therewith are hereby terminated and of no further force or effect. Neither Party shall have any further rights, obligations, or liabilities under the ELOC from and after the Effective Date.

(b)

No Outstanding Draws. YP represents and warrants that, as of the date hereof, there are no outstanding or unfunded draw requests under the ELOC and no amounts are owed by SLE to YP (or by YP to SLE) in connection with the ELOC.

(c)

Further Assurances. Each Party agrees to execute and deliver such additional documents and instruments as may be reasonably necessary to evidence or give effect to the termination of the ELOC contemplated by this Section 3.

4. Termination. If the Redemption Price is not received by June 8, 2026, this Agreement shall be terminate and be null and void ab initio.

5. Legal Fee. In addition to the Redemption Price, SLE shall pay YP $1,000 to cover its legal fees in connection with this Agreement. Such fee shall be included in the definition of Redemption Price.

6. Representations and Warranties of YP.

YP represents and warrants to SLE, as of the Effective Date, as follows:

(a)	Organization. YP is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of New York.

(b)

Authority. YP has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed, and delivered by YP and constitutes a legal, valid, and binding obligation of YP, enforceable against YP in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity.

(c)

Ownership of Redemption Shares. YP is the sole legal and beneficial owner of the Redemption Shares, free and clear of any liens, encumbrances, pledges, claims, options, charges, or other restrictions of any nature (collectively, “Encumbrances”). YP has not transferred, pledged, hypothecated, or otherwise disposed of, or agreed to dispose of, all or any portion of the Redemption Shares. Upon delivery of the Redemption Price, SLE will acquire good and marketable title to the Redemption Shares, free and clear of all Encumbrances.

(d)

No Conflicts. The execution, delivery, and performance of this Agreement by YP do not and will not conflict with or violate (i) YP’s organizational documents; (ii) any applicable law, rule, or regulation; or (iii) any agreement, instrument, order, judgment, or decree to which YP is a party or by which YP or its assets are bound.

(e)	No Other Claims. YP has no other claims against SLE with respect to the Redemption Shares, the ELOC (whether for accrued and unpaid dividends, interest, fees, or otherwise), or otherwise.

7. Representations and Warranties of SLE.

SLE represents and warrants to YP, as of the Effective Date, as follows:

(a)	Organization. SLE is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b)

Authority. SLE has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized by all necessary corporate action of SLE and constitutes a legal, valid, and binding obligation of SLE, enforceable against SLE in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity.

(c)

No Conflicts. The execution, delivery, and performance of this Agreement by SLE do not and will not conflict with or violate (i) SLE’s certificate of incorporation or bylaws; (ii) any applicable law, rule, or regulation; or (iii) any agreement, instrument, order, judgment, or decree to which SLE is a party or by which SLE or its assets are bound.

(d)	Funds Available. SLE has, or will have on the Redemption Date, sufficient funds available to pay the Redemption Price in full.

(e)	No Other Claims. SLE has no other claims against YP with respect to the Redemption Shares, the ELOC, or otherwise.

(f)	Other Securities. SLE acknowledges that this Agreement shall not affect any other securities of the SLE held by YP, including the warrant issued contemporaneously with the Redemption Shares.

8. Release.

(a)

YP Release. Effective upon receipt of the Redemption Price, YP, on behalf of itself and its members, managers, affiliates, successors, and assigns, hereby releases and forever discharges SLE and its officers, directors, employees, agents, affiliates, successors, and assigns from any and all claims, demands, actions, causes of action, liabilities, damages, costs, and expenses of any kind or nature whatsoever, whether known or unknown, arising out of or relating to the Redemption Shares or the ELOC.

(b)

SLE Release. Effective upon payment of the Redemption Price, SLE, on behalf of itself and its affiliates, successors, and assigns, hereby releases and forever discharges YP and its members, managers, affiliates, successors, and assigns from any and all claims, demands, actions, causes of action, liabilities, damages, costs, and expenses of any kind or nature whatsoever, whether known or unknown, arising out of or relating to the Redemption Shares or the ELOC.

9. Conditions to Closing.

(a)

Conditions to SLE’s Obligations. The obligation of SLE to pay the Redemption Price is subject to the satisfaction or written waiver of the following conditions: (i) the representations and warranties of YP set forth in Section 6 shall be true and correct in all material respects as of the Redemption Date; (ii) YP shall have complied in all material respects with its covenants and obligations under this Agreement; and (iii) YP shall have delivered to SLE a duly completed IRS Form W-9.

(b)

Conditions to YP’s Obligations. The obligation of YP to surrender the Redemption Shares is subject to the satisfaction or written waiver of the following conditions: (i) the representations and warranties of SLE set forth in Section 7 shall be true and correct in all material respects as of the Redemption Date; and (ii) SLE shall have complied in all material respects with its covenants and obligations under this Agreement.

10. Miscellaneous.

(a)

Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, representations, warranties, agreements, and understandings between the Parties with respect to such subject matter, including without limitation any and all agreements relating to the ELOC.

(b)	Amendments. This Agreement may not be amended, modified, or supplemented except by a written instrument signed by both Parties.

(c)

Waiver. No failure or delay by either Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof.

(d)

Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice-of-law or conflict-of-law provisions. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for the resolution of any disputes arising out of or relating to this Agreement.

(e)

Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic or .pdf signatures shall be deemed original signatures for all purposes.

(f)

Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given when delivered personally, sent by nationally recognized overnight courier, or sent by email (with written confirmation of receipt) to the addresses set forth below or to such other address as a Party may designate by notice.

(g)	Severability. If any provision of this Agreement is held invalid, illegal, or unenforceable, the remaining provisions shall continue in full force and effect.

(h)	Headings. Section headings are for convenience only and shall not affect the interpretation of this Agreement.

(i)

Further Assurances. Each Party shall execute and deliver such additional documents, instruments, and agreements, and shall take such further actions, as may be reasonably necessary to carry out the purposes and intent of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Redemption Agreement as of the Effective Date.

SUPER LEAGUE ENTERPRISE, INC.

By:
Matt Edelman
President & CEO

YIELD POINT NY, LLC

By:
Name:	Ari Kluger
Title:

[SIGNATURE PAGE TO REDEMPTION AGREEMENT]

SCHEDULE A

Customers Bank

Yield Point NY LLC

Acct – 2058334

Aba – 031302971

40 General Warren Blvd

Malvern, PA 19355